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                                                                     EXHIBIT 5.1


                             BASS, BERRY & SIMS PLC
                                Attorneys at Law
                    ----------------------------------------
                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                        315 Deaderick Street, Suite 2700
                           Nashville, Tennessee 37238
                                 (615) 742-6200



                                 March 30, 2006


HCA Inc.
One Park Plaza
Nashville, TN 37203

         Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to HCA Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on March 30, 2006, with respect to the proposed issuance from time to time, of the following securities of the
Company: (i) secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities (the "Debt Securities"), (ii) guarantees of obligations under the Debt Securities (the "Guarantees"), (iii) one or more series of common stock, par value $.01 per share (the "Common Stock"), (iv) one or more series of preferred stock, par value $.01 per share (the "Preferred Stock"), (v) warrants to purchase the Company's Debt Securities, Common Stock or Preferred Stock (the "Warrants") or
(v) any combination of the foregoing, including by way of units consisting of more than one security ("Units"). The Debt Securities, Guarantees, Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the "Securities." Any Debt Securities, Preferred Stock and Warrants may be convertible or exercisable or exchangeable for shares of Common Stock, Preferred Stock or Debt Securities.

         In each case, except as otherwise set forth in the applicable prospectus supplement, (a) any Debt Securities are to be issued in one or more series pursuant to the terms of an indenture dated December 16, 1993, between the Company and The First National Bank of Chicago, as trustee, as supplemented by the First Supplemental Indenture dated as of May 25, 2000, between the Company and Bank One Trust Company, N.A., the successor of The First National Bank of Chicago, as trustee, as further supplemented by the Second Supplemental Indenture dated as of July 1, 2001, between the Company and Bank One Trust Company, N.A., as further supplemented by the Third Supplemental Indenture dated as of December 5, 2001, between the Company and The Bank of New York, the successor of Bank One Trust Company, N.A., as trustee (the indenture, together will all supplements, shall be referred to as the "Indenture"); (b) any series of Common Stock are to be issued under the Company's restated certificate of incorporation, as amended from time to time; (c) any series of Preferred Stock are to be issued under the Company's restated certificate of incorporation, as amended from time to time, and one of more resolutions of the board of directors setting forth the terms and conditions of the


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HCA Inc.
March 30, 2006
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Preferred Stock; and (d) each Unit will be issued pursuant to a unit agreement substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference ("Unit Agreement").

         In our capacity as counsel to the Company, we have examined (i) the Registration Statement, (ii) the Indenture, and (iii) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

         In our examination, we have assumed (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the originals of all documents submitted to us as copies; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) the Indenture, together with any supplemental indenture or other instruments establishing a series of Debt Securities to be issued under the Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (ix) the Debt Securities and related Guarantees as executed and delivered do not violate any law applicable to the Company or relevant subsidiaries of the Company or result in a default under or breach of any agreement or instrument binding upon the Company or relevant subsidiaries of the Company; (x) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, and the Guarantees comply with all requirements and restrictions, if any, applicable to the relevant subsidiaries of the Company making the Guarantees, in any case whether imposed by contract or any court or governmental or regulatory body having jurisdiction over the Company or such subsidiaries; and (ix) a definitive purchase, underwriting or similar agreement with respect to the Debt Securities and other Securities, if applicable, offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

         Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Indenture is a valid and binding obligation of the Company and upon (a) the establishment of the final terms of the Debt Securities and the completion of all required corporate proceedings relating to the issuance of Debt Securities, (b) the due execution and delivery of the Debt Securities, and
(c) the due authentication of the Debt Securities by a duly appointed trustee, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company.


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HCA Inc.
March 30, 2006
Page 3


         2. Upon (a) the completion of all required corporate proceedings relating to the issuance of Guarantees, (b) establishment of the final terms of the Guarantees and the completion of all required corporate proceedings relating to the issuance of the Guarantees and (c) the due execution and delivery of the Guarantees, the Guarantees will be legally issued and will constitute valid and binding obligations of the Company.

         3. Upon (a) the completion of all required corporate proceedings relating to the issuance of Common Stock and (b) the execution, issuance and delivery of certificates or other appropriate instruments representing the Common Stock, the Common Stock will be validly authorized and issued, fully paid and non-assessable.

         4. Upon (a) the completion of all required corporate proceedings relating to the issuance of Preferred Stock and (b) the due execution, issuance and delivery of certificates or other appropriate instruments representing the Preferred Stock pursuant to the applicable resolutions of the Company's board of directors, the Preferred Stock will be validly authorized and issued, fully paid and non-assessable.

         5. Upon (a) the completion of all required corporate proceedings relating to the issuance of Units and (b) the due execution, issuance and delivery of the Unit Agreements, the Units will be validly authorized and issued, fully paid and non-assessable.

         With respect to the opinion expressed in paragraph 1 regarding enforceability of the Indenture, we have assumed that the Indenture is a valid and legally binding obligation of the Trustee. Each of the foregoing opinions is subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.


                                         Very truly yours,


                                         /s/ Bass, Berry & Sims PLC